     As filed with the Securities and Exchange Commission on July 31, 1995.
                                                        Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ----------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ----------------------

                         DSC COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  54-1025763
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)


             1000 COIT ROAD                                75075
              PLANO, TEXAS                               (Zip Code)
(Address of principal executive offices)

                         DSC COMMUNICATIONS CORPORATION
                       1990 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                GEORGE B. BRUNT
                         DSC COMMUNICATIONS CORPORATION
                                 1000 COIT ROAD
                               PLANO, TEXAS 75075
                                 (214) 519-3000
                     (Name, address, and telephone number,
                   including area code, of agent for service)

                                with a copy to:

                                DANIEL W. RABUN
                                BAKER & MCKENZIE
                          2001 ROSS AVENUE, SUITE 4500
                              DALLAS, TEXAS 75201

                            ----------------------

                        CALCULATION OF REGISTRATION FEE


==========================================================================================================================
                                                     PROPOSED MAXIMUM         PROPOSED MAXIMUM
  TITLE OF SECURITIES TO       AMOUNT TO BE         OFFERING PRICE PER       AGGREGATE OFFERING          AMOUNT OF
     BE REGISTERED (1)          REGISTERED               SHARE(2)                 PRICE (2)           REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------------------------
  Common Stock,
  $.01 par value             1,000,000 Shares             $52.25                 $52,250,000              $18,018
- --------------------------------------------------------------------------------------------------------------------------
  Preferred Stock
  Purchase Rights(3)         1,000,000 Rights              N/A                       N/A                    N/A
==========================================================================================================================


(1) Shares of common stock of DSC Communications Corporation (the "Company"), $.01 par value per share (the "Common Stock"), being registered hereby relate to the DSC Communications Corporation 1990 Employee Stock Purchase Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on July 24, 1995, as reported on the Nasdaq Stock Market.
(3) In accordance with rule 457(g),no additional registration fee is required in respect of Preferred Stock Purchase Rights.

================================================================================

          THE 1,000,000 SHARES OF COMMON STOCK BEING REGISTERED HEREBY SHALL BE ISSUED UNDER THE PLAN, WHICH WAS AMENDED AS OF APRIL 26, 1995, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN. PURSUANT TO INSTRUCTION E OF FORM S-8, THE CONTENTS OF THE COMPANY'S REGISTRATION STATEMENT ON FORM S-8 AS FILED WITH SECURITIES AND EXCHANGE COMMISSION ON JANUARY 8, 1991, REGISTRATION NO. 33-38544, ARE INCORPORATED BY REFERENCE.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on July 31, 1995.


                                        DSC COMMUNICATIONS CORPORATION


                                        By:/s/ James L. Donald
                                           -------------------------------------
                                            James L. Donald
                                            Chairman of the Board, President and
                                            Chief Executive Officer


                               POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes James L. Donald or Gerald F. Montry to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as each of them deems appropriate, and each such person hereby appoints James L. Donald or Gerald F. Montry as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

  Name                                      Title                                          Date
  ----                                      -----                                          ----
  /s/ James L. Donald                       Chairman of the Board, President,           July 31, 1995
  ---------------------------------         Chief Executive Officer, and
  James L. Donald                           Director (Principal Executive
                                            Officer)



  /s/ Gerald F. Montry                      Senior Vice President, Chief                July 31, 1995
  ---------------------------------         Financial Officer and Director
  Gerald F. Montry                          (Principal Financial Officer)



  /s/ Kenneth R. Vines                      Vice President, Finance (Principal          July 31, 1995
  ---------------------------------         Accounting Officer)
  Kenneth R. Vines

  /s/ Clement M. Brown, Jr.                 Director                                    July 31, 1995
  ---------------------------------
  Clement M. Brown, Jr.


  /s/ Frank J. Cummiskey                    Director                                    July 31, 1995
  ---------------------------------
  Frank J. Cummiskey


  /s/ Sir John Fairclough                   Director                                    July 31, 1995
  ---------------------------------
  Sir John Fairclough


  /s/ Raymond J. Dempsey                    Director                                    July 31, 1995
  ---------------------------------
  Raymond J. Dempsey


  Name                                      Title                                          Date
  ----                                      -----                                          ----
  /s/ James L. Fischer                      Director                                    July 31, 1995
  ---------------------------------
  James L. Fischer


  /s/ Robert S. Folsom                      Director                                    July 31, 1995
  ---------------------------------
  Robert S. Folsom

  /s/ James M. Nolan                        Director                                    July 31, 1995
  ---------------------------------
  James M. Nolan

                                 EXHIBIT INDEX

Exhibit No.               Description                                                                                Page
- -----------               -----------                                                                                ----
   3.1                    Certificate of Amendment of Certificate of Incorporation of the
                          Company dated April 27, 1994

   3.2                    Certificate of Correction of Certificate of Amendment of Restated
                          Certificate of Incorporation of the Company dated June 8, 1995

   3.3                    Certificate of Amendment of Restated Certificate of Incorporation of
                          the Company dated June 8, 1995

   5                      Opinion of Baker & McKenzie

  23.1                    Consent of Baker & McKenzie (See Exhibit 5)

  23.2                    Consent of Ernst & Young, LLP

  24                      Power of Attorney (included on the signature page of the Registration
                          Statement)